QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Rentech, Inc.

March 20, 2006

Rentech, Inc.
1331 17th Street, Suite 720
Denver, CO 80202-1557

Re:	Rentech, Inc. Registration Statement on Form S-3—$150,000,000 of Securities

Ladies and Gentlemen:

        I am the General Counsel of Rentech, Inc., a Colorado corporation ("Rentech"). I have served in such capacity in connection with the filing by Rentech, and certain of Rentech's subsidiaries named on Annex A hereto (the "Co-Registrants"), on March 20, 2006, with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), pertaining to the registration of up to $150,000,000 of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as to the validity of the Securities (as herein defined).

        You have provided me with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issue and sale by Rentech (and one or more of the Co-Registrants, as applicable) of up to $150,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), which may be guaranteed (the "Guarantees") by one or more of the Co-Registrants, (ii) one or more series of preferred stock of Rentech, par value $10.00 per share (the "Preferred Stock"), (iii) shares of common stock of Rentech, par value $.01 per share (the "Common Stock"), and related stock purchase rights in respect of the Common Stock (the "Rights") to be issued pursuant to the Rights Agreement, dated as of January 18, 2005 (the "Rights Agreement"), between Rentech and ComputerShare Trust Company, Inc., as Rights Agent (the "Rights Agent"), (iv) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the "Depositary Shares"), each of which will represent a fractional share or multiple shares of Preferred Stock, and (v) warrants to purchase Debt Securities, Preferred Stock, Common Stock or Depositary Shares (the "Warrants"), or any combination of the foregoing. Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or into other securities. The Common Stock and Preferred Stock are herein collectively called the "Securities."

        In my capacity as General Counsel to Rentech in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by Rentech in connection with the authorization, issuance and sale of the Securities. For the purposes of this opinion, I have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        I am opining herein as to the Colorado Business Corporation Act, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to New York law are addressed in the opinion of Latham & Watkins LLP, special counsel to Rentech, separately provided to you. I express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, I have, with your consent, assumed such matters.

        Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof:

        (1)   Rentech has the authority pursuant to its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to issue up to 250,000,000 shares of Common Stock. When the Common Stock has been duly authorized in accordance with applicable law (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions duly authorizing the issuance and delivery of the Common Stock (the "Common Stock Authorization")) and when such Common Stock has been duly issued and, if such Common Stock is in certificated form, when certificates representing the Common Stock in the form of the specimen certificate filed as an exhibit to the Registration Statement have been manually signed by an authorized officer of the transfer agent and registrar therefor and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Common Stock Authorization, the Common Stock will be validly issued, fully paid and nonassessable and will be accompanied by the associated Rights.

        (2)   Rentech has the authority pursuant to its Articles of Incorporation to issue up to 1,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly authorized and duly established in accordance with applicable law (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions duly authorizing the issuance and delivery of the Preferred Stock (the "Preferred Stock Authorization") and the filing by Rentech with the Colorado Secretary of State of duly executed Articles of Amendment to the Articles of Incorporation designating such Preferred Stock in accordance with applicable law) and when such Preferred Stock has been duly issued and, if such Preferred Stock is in certificated form, when certificates representing the Preferred Stock in a form meeting the requirements of applicable law have been manually signed by an authorized officer of the transfer agent and registrar therefor and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Preferred Stock Authorization, the Preferred Stock will be validly issued, fully paid and nonassessable.

        In connection with my opinion set forth in paragraph (1) above, (a) I note that certain provision of rights agreements, such as the Rights Agreement, may be held to be invalid and that it is not settled whether the invalidity of any particular provision of a rights agreement would result in invalidating in their entirety the rights issued thereunder, including the Rights; and (b) such opinion does not address the determinations a court of competent jurisdiction may make regarding whether the Board of Directors of Rentech would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by any persons entitled by law to rely upon it pursuant to the applicable provisions of federal securities laws. I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my name contained in the Prospectus under the heading "Legal Matters." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ AMANDA M. DARBY
Amanda M. Darby General Counsel and Secretary

Annex A

Co-Registrants

1.
Petroleum Mud Logging, Inc.

2.
Rentech Development Corporation

3.
Rentech Services Corporation

4.
Sand Creek Energy, LLC

QuickLinks